Exhibit I

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148995) of Honeywell International Inc. of our report dated June 24, 2014 relating to the financial statements of the Honeywell Puerto Rico Savings and Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
June 24, 2014
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